FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made effective as of September 28, 2022 (the “Amendment Effective Date”), by and between Avadel Management Corporation, a Delaware corporation (the “Company”), and Richard Kim (the “Executive”).

WITNESSETH

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of March 18, 2021 (the “Employment Agreement”);
WHEREAS, the Company and the Executive wish to amend certain provisions of the Employment Agreement;
WHEREAS, the Executive is entering into this Amendment for good and valuable consideration set forth herein as well as in consideration and as a condition of his continued employment with the Company; and
WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.
    NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Section 3.2(i) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
(i) severance pay in an amount equal to 1.0 times the Executive’s then-current annual base salary (the “Severance Amount”), which shall be paid in substantially equal installments in accordance with the Company’s normal payroll practices; provided that, solely to the extent such severance pay is exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and does not constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, the Company may, in its sole discretion, elect to pay such amount in a lump sum within 60 days following the date of termination; and
2.The last sentence of Section 3.2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
The amounts payable under this Section 3.2 (to the extent payable in installments) shall be paid in substantially equal installments in accordance with the Company’s payroll practice over 12 months commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount, to the extent it qualifies as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination.
3.Section 3.3 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

3.3 Change of Control.
(a) If the Executive terminates this Agreement and his employment with the Company for Good Reason or if the Executive’s employment with the Company is terminated by the Company without Cause or by non-renewal of this Agreement by the Company, and such termination occurs during a Change of Control Period (as hereinafter defined), then, in addition to the Executive being eligible for the Severance Pay and Benefits, subject to the terms of Section 3.2 above, and notwithstanding any other provision in any applicable equity compensation plan and/or individual stock option plan or agreement:
(i) all of Executive’s stock options and other stock-based awards (the “Equity Awards”) shall immediately accelerate and become fully exercisable or nonforfeitable as of the later of (i) the date of termination or (ii) the effective date of the Separation and Release Agreement (the “Accelerated Vesting Date”); provided that any termination or forfeiture of the unvested portion of such Equity Awards that would otherwise occur on the date of termination in the absence of this Agreement will be delayed until the effective date of the Separation and Release Agreement and will only occur if the vesting pursuant to this subsection does not occur due to the absence of the Separation and Release Agreement becoming fully effective within the time period set forth therein. Notwithstanding the foregoing, no additional vesting of the Equity Awards shall occur during the period between the date of termination and the Accelerated Vesting Date; and
(ii)    the Executive’s outstanding and vested stock options as of the Executive’s termination of employment date will remain exercisable until the eighteen (18) month anniversary of the termination of employment date; provided, however, that the post-termination exercise period for any individual stock option right will not extend beyond its original maximum term as of the original date of the grant (the “Extended Exercise Period”).
(b) The Executive’s receipt of the foregoing (i) and (ii) is conditioned upon his execution and delivery to the Company of the Separation and Release Agreement within the time period set forth in the Separation and Release Agreement and in no event more than sixty (60) days following the date of termination of the Executive’s employment.
4.Section 4 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
4.RESTRICTIVE COVENANTS
4.aConfidentiality.
(i)Restriction. To the fullest extent permitted under applicable law, at all times during the Executive’s employment by the Company and for a period of five (5) years after termination of the Executive’s employment with the Company, the Executive (i) shall hold in strictest confidence all Restricted Information (as hereinafter defined), (ii) shall not directly or indirectly use, copy, disclose or otherwise distribute any Restricted Information, except for the benefit of a member of the Avadel Group of Companies to the extent necessary to perform his obligations to Avadel plc and the Company under this Agreement, and (iii) shall not disclose any Restricted Information to any person, firm, corporation or other entity without written authorization of the Chief Executive Officer or Board of

Directors of Avadel plc. Any breach of any provision of this Section 4.1(a) shall be considered a material breach of this Agreement.
(ii)Definitions. As used in this Section 4, the following terms shall have the meanings set forth below:
(i) “Restricted Information” means any Confidential Information (as hereinafter defined) and any Trade Secrets (as hereinafter defined).
(ii) “Confidential Information” means any information of or about any member of the Avadel Group of Companies, and any of the employees, customers and/or suppliers of any member of the Avadel Group of Companies, which is not generally known outside of the Avadel Group of Companies, which the Executive obtains (whether before, on or after the date of this Agreement) in connection with the Executive’s employment with the Company, and which may be useful to any competitor of the Avadel Group of Companies or the disclosure of which would be damaging to any member of the Avadel Group of Companies. Confidential Information includes, but is not limited to, any and all of the following information about any member of the Avadel Group of Companies: (A) information about products, product candidates, and research and development plans, activities and results (including information about planned and in-process clinical trials); (B) information about business and employment policies, marketing methods and the targets of those methods, finances, business plans, promotional materials and price lists; (C) the manner or terms upon which products or services are obtained from suppliers or on which products or services are provided to customers; (D) without duplication of item (A) above, the nature, origin, composition, performance and development of any products or services; (E) information about finances, financial condition, results of operations and prospects; and (F) information about employees, consultants or customers or suppliers. For the avoidance of doubt, Confidential Information shall not include information that (1) is or has been made generally available to the public through the disclosure thereof in a manner that was authorized by the Company and did not violate any common law or contractual right of the applicable party; (2) is or becomes generally available to the public other than as a result of a disclosure by the Executive in violation of the provisions hereof; or (3) was already in the possession of the Executive without an obligation of confidentiality prior to the date his employment with the Company began.
(iii) “Trade Secret” means any Confidential Information to the extent such information constitutes a trade secret under applicable law.
(iii)Certain Permitted Disclosures. Notwithstanding the foregoing, the Executive will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that (i) is made (A) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney, and (B) solely for purposes of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding filed in a lawsuit or other proceeding, if such filing is made under seal. If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Trade Secret to the Executive’s attorney and use the Trade Secret in the court proceeding, if the Executive (i) files any document containing the Trade Secret under seal and (ii) does not disclose the Trade Secret, except pursuant to court order.
4.bInvention Assignment.
(iv)The Executive will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by the Executive (alone or jointly with others) or under the Executive’s direction during the period of the Executive’s employment. The Executive acknowledges that all work performed by him is on a “work for hire” basis, and the Executive hereby does assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all his right, title and interest in all Developments that (a) relate to the business of the Company or any customer of or supplier to the Company or any of the products or services being researched, developed, manufactured or sold by the Avadel Group of Companies or which may be used with such products or services; or (b) result from tasks assigned to him by the Avadel Group of Companies; or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Avadel Group of Companies (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”). For the avoidance of doubt, this Section 4.2 applies to the Executive’s entire service relationship with the Company.
(v)To preclude any possible uncertainty, the Executive has set forth on Exhibit A attached hereto a complete list of Developments that the Executive has, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of his employment with the Company that he considers to be his property or the property of third parties and that he wishes to have excluded from the scope of this Agreement (“Prior Inventions”). If disclosure of any such Prior Invention would cause the Executive to violate any prior confidentiality agreement, the Executive understands that he is not to list such Prior Inventions in Exhibit A but is only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. The Executive has also listed on Exhibit A all patents and patent applications in which he is named as an inventor, other than those which have been assigned to the Company (“Other Patent Rights”). If no such disclosure is attached, the Executive represents that there are no Prior Inventions or Other Patent Rights. If, in the course of the Executive’s employment with the Company, he incorporates a Prior Invention into a Company product, process or machine or other work done for the Avadel Group of Companies, the Executive hereby grants to the Company a nonexclusive, royalty-free, paid-up, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use, sell, offer for sale and import such Prior Invention. Notwithstanding the foregoing, the Executive will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent.

(vi)This Agreement does not obligate the Executive to assign to the Company any Development which, in the sole judgment of the Company, reasonably exercised, is developed entirely on the Executive’s own time and does not relate to the business efforts or research and development efforts in which, during the period of his employment, the Avadel Group of Companies actually is engaged or reasonably would be engaged, and does not result from the use of premises or equipment owned or leased by the Avadel Group of Companies. However, the Executive will also promptly disclose to the Company any such Developments for the purpose of determining whether they qualify for such exclusion. The Executive understands that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 4.2 will be interpreted not to apply to any invention that a court rules and/or the Company agrees falls within such classes. The Executive also hereby waives all claims to any moral rights or other special rights which the Executive may have or accrue in any Company-Related Developments.
4.aNon-Competition. In order to protect Confidential Information and goodwill, during the Executive’s employment with the Company and for a period of one (1) year after the termination of the Executive’s employment with the Company for any reason (the “Restricted Period”), the Executive shall not, directly or indirectly, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co-venturer or otherwise, anywhere in the United States or in any other country in which the Avadel Group of Companies does business, engage or otherwise participate in any business that develops, manufactures or markets any products, or performs any services, that are competitive with the products or services of the Avadel Group of Companies, or products or services that the Avadel Group of Companies or its affiliates, has under development or that are the subject of active planning at any time during the Executive’s employment.
4.bNon-Solicitation of Employees and Contractors. During the Restricted Period, the Executive shall not, directly or indirectly, solicit or attempt to solicit any employee, consultant or other contractor of or service provider to any member of the Avadel Group of Companies with whom the Executive had Material Contact to perform services for the Executive or for any other business or entity, whether as an executive, consultant, partner or participant in any such business or entity, or to terminate or lessen any such employee’s, consultant’s or other contractor’s service with any member of the Avadel Group of Companies. “Material Contact” means contact in person, by telephone, or by paper or electronic correspondence in furtherance of the business of any member of the Avadel Group of Companies. This Section 4.4 shall cease to be applicable to any activity of the Executive from and after such time as all members of the Avadel Group of Companies have ceased all business activities or have made a decision to cease all business activities.
4.cNon-Solicitation of Customers and Suppliers. During the Restricted Period, the Executive shall not, directly or indirectly, solicit any actual or prospective customers or suppliers of any member of the Avadel Group of Companies with whom the Executive had Material Contact, for the purpose of selling any products or services which compete with the business of any member of the Avadel Group of Companies. This Section 4.5 shall cease to be applicable to any activity of the Executive from and after such time as all members of the

Avadel Group of Companies have ceased all business activities or have made a decision to cease all business activities.
4.dRelief. The Executive agrees that it would be difficult to measure any damages caused to the Company that might result from any breach by the Executive of any portion of Sections 4.1 through 4.5, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of Section 4.1 through 4.5, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company and without the posting of a bond.
4.eProtected Rights. Notwithstanding any other provision of this Agreement, the Company and the Executive hereby acknowledge and agree that:
(i) Nothing in this Agreement shall prohibit the Executive from reporting possible violations of Federal, State or other law or regulations to, or filing a charge or other complaint with, any governmental agency or entity, including but not limited to the Department of Justice, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, Congress, and any Inspector General, or making any other disclosures that are protected under any whistleblower provisions of Federal, State or other law or regulation or assisting in any such investigation or proceeding.
(ii) Nothing herein limits the Executive’s ability to communicate with any such governmental agency or entity or otherwise participate in any such investigation or proceeding that may be conducted by any such governmental agency or entity, including providing documents or other information, without notice to the Company.
(iii) The Executive does not need the prior authorization of the Company to make any such reports or disclosures, and the Executive is not required to notify the Company that the Executive made any such reports or disclosures or is assisting in any such investigation.
(iv) The Executive (A) does not waive any rights to any individual monetary recovery or other awards in connection with reporting any such information to any such governmental agency or entity, (B) does not breach any confidentiality or other provision hereunder in connection with any such reporting or disclosures, and (C) will not be prohibited from receiving any amounts hereunder as the result of making any such reports or disclosures or assisting with any such investigation or proceeding.
5.All other provisions of the Employment Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.
6.Notwithstanding the place where this Amendment may be executed by any of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Missouri, without giving effect to the principles of choice or conflicts of laws thereof.
7.This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Amendment may be conveyed by facsimile or other electronic transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile or other electronic transmission; provided, that failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Amendment.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

THE COMPANY

AVADEL MANAGEMENT CORPORATION

/s/ Angela Woods
By: Angela Woods
Its: Vice President
         THE EXECUTIVE

/s/ Richard Kim
                         Richard Kim

EXHIBIT A

To:    Avadel Management Corporation
From:    EMPLOYEE
Date: _____________________
SUBJECT:     Prior Inventions
    The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:
        No inventions or improvements
        See below:
        _______________________________________________________________
        _______________________________________________________________
        _______________________________________________________________
        Additional sheets attached
    The following is a list of all patents and patent applications in which I have been named as an inventor:
        None
        See below:
        _______________________________________________________________
        _______________________________________________________________
        _______________________________________________________________